UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 23, 2011, The Valspar Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Form 8-K”) related to voting results at the Corporation’s 2011 Annual Meeting of Stockholders held on February 17, 2011 (the “2011 Annual Meeting”). This Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Corporation (the “Board”) as to how frequently the Corporation will include in its proxy materials the required non-binding advisory vote on the compensation of its named executive officers in light of the results of the stockholder advisory vote on such frequency as reported in the Form 8-K.

Item 5.07      Submission of Matters to a Vote of Security Holders.

(d)	The Corporation’s Board of Directors has determined to include in the Corporation’s proxy materials a non-binding advisory stockholder vote on the compensation of its named executive officers on an annual basis until the next advisory vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: June 17, 2011	By	/s/Rolf Engh
		Name:	Rolf Engh
		Title:	Secretary